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                                    EXHIBIT 5.1
                       OPINION OF SUMMIT LAW GROUP, P.L.L.C.


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                                     June 2, 1998





Eagle Hardware & Garden, Inc.
981 Powell Avenue S.W.
Renton, Washington  98055

     Re:  Registration Statement on Form S-8 under the
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          Securities Act of 1933, as amended
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Ladies and Gentlemen:

     Eagle Hardware & Garden, Inc., a Washington corporation (the "Company"), has requested our opinion with respect to certain matters relating to the registration statement on Form S-8 (the "Registration Statement") which the Company will be filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,350,000 shares (the "Shares") of common stock, without par value (the "Common Stock"), issuable by the Company: (1) upon the exercise of options to purchase shares granted pursuant to the Company's 1991 Stock Option Plan (the "1991 Plan"), (2) upon the exercise of options to purchase shares granted pursuant to the Company's Directors' Nonqualified Stock Option Plan (the "Directors' Plan") or
(3) upon the exercise of options to purchase shares granted pursuant to the Company's Employee Stock Purchase Plan (the "Employee Stock Purchase Plan," collectively with the 1991 Plan and the Directors' Plan, the "Plans"). The options granted under each of the Plans are collectively referred to herein as the "Options."

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary and appropriate for our opinion:

     1. The Articles of Incorporation of the Company, certified by the Washington Secretary of State as of June 1, 1998, and certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;


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     2.   A Certificate of Existence/Authorization relating to the Company issued by the Secretary of State of the State of Washington, dated as of June 1, 1998;

     3. The Bylaws of the Company, certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;

     4. Records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board and shareholders of the Company relating to the adoption and amendment of the Plans, and reservation and issuance of shares under the Plans;

     5.   The Plans; and

     6. A certificate of an officer of the Company, dated as of the date of this opinion, stating that no dissolution proceedings have been commenced with respect to the Company.

     This opinion is limited to the laws of the State of Washington and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and subject to the assumptions and qualifications expressed herein, it is our opinion that the reservation for issuance of the Shares upon the exercise of the Options granted pursuant to the Plans has been duly authorized and, upon exercise of the Options and payment of the purchase price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

     Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable upon the exercise of Options may be adjusted automatically, as set forth in the terms of the Plans, such that the number of such shares may exceed the number of Company's remaining authorized, but unissued shares of Common Stock at the time the Options are exercised.

     We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.


                              Very truly yours,

                              SUMMIT LAW GROUP, P.L.L.C.


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